Exhibit 99.1

California Pizza Kitchen, Inc. Reports Preliminary Third Quarter 2008 Results; Comparable Restaurant Sales Decrease 2.4%; Maintains Third Quarter Earnings Guidance of $0.18-$0.21 Per Diluted Share

LOS ANGELES--(BUSINESS WIRE)--California Pizza Kitchen, Inc. (Nasdaq:CPKI) announced today that revenues increased 7.4% to $174.0 million for the third quarter ended September 28, 2008 versus $162.0 million in the third quarter of 2007. Comparable restaurant sales decreased approximately 2.4% compared to an increase of 3.5% in the third quarter a year ago.

During its August 7, 2008 second quarter conference call, the Company forecasted negative 2% comparable restaurant sales and earnings of $0.18 to $0.21 per diluted share for the third quarter. Based on third quarter revenues and a continued focus on operating efficiencies, the Company is maintaining earnings guidance of $0.18-$0.21 per diluted share.

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, “The third quarter was marked by several major events that impacted sales. These ranged from anticipated events such as the July 4th holiday shift, the Olympics and the political conventions to unexpected events such as hurricanes Ike and Gustav, gas shortages in the Southeast and the historic financial market volatility in September. In light of these events, we are very pleased to maintain our third quarter earnings guidance and will address the fourth quarter outlook in greater detail on our third quarter conference call on November 6, 2008.”

During the third quarter, the Company added four full service restaurants in Novi, Michigan; Albuquerque, New Mexico; Baton Rouge, Louisiana and Roseville, California. In addition, the Company's international franchise partners Iris Co. Ltd., Grupo Calpik and WDI Corporation each added one full service restaurant in Seoul, South Korea; Mexico City, Mexico and Tumon Bay, Guam, respectively.

The Company intends to release its third quarter earnings on November 6, 2008 at approximately 4:00 pm ET with a conference call to follow on the same day at approximately 4:30 pm ET. A webcast of the conference call will be accessible at www.cpk.com.

California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.95. As of October 7, 2008 the company operates, licenses or franchises 249 locations, of which 204 are company-owned and 45 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

Information about California Pizza Kitchen, Inc. can be found on the Company’s website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
California Pizza Kitchen, Inc.
Sarah Grover (media)
Sue Collyns (investors)
310-342-5000